Exhibit 10.4
FIFTH AMENDMENT TO NOTE PURCHASE AGREEMENTS
     THIS FIFTH AMENDMENT, dated as of November 6, 2008 (this “Amendment”) to those certain separate Note Purchase Agreements, each dated as of August 23, 2000 (as amended by that certain First Amendment to Note Purchase Agreements dated as of November 30, 2001, that certain Second Amendment to Note Purchase Agreements dated as of May 27, 2004, that certain Third Amendment to Note Purchase Agreements dated as of May 31, 2007 and that certain Fourth Amendment to Note Purchase Agreements dated as of October 23, 2008, and as in effect immediately prior to the effectiveness of this Amendment, collectively, the “Existing Note Purchase Agreement”), among The J. M. Smucker Company, an Ohio corporation (the “Company”), and the purchasers signatory thereto (together with their successors, transferees and assigns, collectively, the “Noteholders”) pursuant to which the Company issued to the Noteholders its (i) 7.70% Series A Senior Notes due September 1, 2005 in the aggregate principal amount of $17,000,000; (ii) 7.87% Series B Senior Notes due September 1, 2007 in the aggregate principal amount of $33,000,000; and (iii) 7.94% Series C Senior Notes due September 1, 2010 in the aggregate principal amount of $10,000,000 (collectively, the “Notes”).
RECITALS:
     A. The Noteholders are the holders of all of the outstanding Notes.
     B. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Existing Note Purchase Agreement unless herein defined or the context shall otherwise require.
     C. The Company and the Noteholders now desire to amend the Existing Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.
     NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Noteholders do hereby agree as follows:
1. AMENDMENTS.
1.1. Amendment to Section 10.6 (Priority Debt).
     Section 10.6 of the Existing Note Purchase Agreement is hereby deleted in its entirety, and a new Section 10.6 is hereby inserted in its place, to read as follows:
     10.6 Priority Debt.
     The Company will not, at any date, permit Priority Debt to exceed (a) prior to the last day of the fiscal quarter in which the Folgers Acquisition Date occurs, 25% of Consolidated Total Capitalization (determined as of the last day of the then most recently ended fiscal quarter of the Company) and (b) thereafter, 15% of Consolidated Total Capitalization (determined as of the last day of the then most recently ended fiscal quarter of the Company or determined as of such date if such date shall be the last day of a fiscal quarter of the Company); provided, however, that (x) no Lien created pursuant to Section 10.7(g) shall secure any Primary Senior Debt unless the

Notes are equally and ratably secured by all property subject to such Lien and (y) (i) no Subsidiary shall guaranty or otherwise be or become obligated in respect of any Primary Senior Debt unless such Subsidiary guaranties, or becomes similarly obligated in respect of, the Notes and (ii) such Primary Senior Debt (excluding (A) the Smucker LLC Debt and (B) the Indebtedness under the Folgers Bank Credit Agreement but including any refinancing, extension or replacement of the Indebtedness evidenced by the Folgers Bank Credit Agreement) is subject to the terms of the Intercreditor Agreement (or an intercreditor agreement in form and substance reasonably satisfactory to the Required Holders), in each case all pursuant to documentation reasonably satisfactory to the Required Holders; provided, further, however, that notwithstanding anything contained in this Section 10.6 to the contrary, the Company shall be under no obligation to (but may in its sole discretion) require any Foreign Subsidiary to guaranty the Debt under this Agreement and the Notes to the extent such Foreign Subsidiary’s obligations under all Primary Senior Debt consist solely of direct borrowings solely to such Foreign Subsidiary or a group of Foreign Subsidiaries (a “Foreign Borrowing”) or guaranties of a Foreign Borrowing by another Foreign Subsidiary.
1.2. Amendment to Schedule B.
     Schedule B to the Existing Note Purchase Agreement is hereby amended by amending and restating the definition of “Primary Senior Debt” to read as follows:
     “Primary Senior Debt” means (a) the Bank Credit Agreement and (b) any other credit, loan or borrowing facility or note purchase agreement by the Company or any Subsidiary providing, in each case, for the incurrence of Senior Funded Debt in a principal amount equal to or greater than $120,000,000, in each case under clauses (a) and (b) as amended, restated, supplemented or otherwise modified and together with increases, refinancings and replacements thereof; provided that for purposes of compliance with Section 9.7 only, “Primary Senior Debt” shall exclude the Folgers Bank Credit Agreement and the Smucker LLC Debt (but it shall include any refinancings, extensions or replacements of the Folgers Bank Credit Agreement and/or the Smucker LLC Debt).”
1.3. Amendment to Schedule B.
     Schedule B to the Existing Note Purchase Agreement is hereby amended by inserting the following new definition into such Schedule, in its proper alphabetical order, to read as follows:
     “Smucker LLC Debt” means the $200,000,000 in principal amount of 6.60% Senior Notes issued by Smucker LLC due November 13, 2009.”
2. NO OTHER MODIFICATIONS; CONFIRMATION.
     All the provisions of the Notes, and, except as expressly amended, modified and supplemented hereby, all the provisions of the Existing Note Purchase Agreement, are and shall remain in full force and effect. As of the Effective Date (defined below), all references in the Notes to the “Note Purchase Agreements” shall be references to the Existing Note Purchase Agreement, as modified by this Amendment and as hereafter amended, modified or supplemented in accordance with its terms.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     To induce the Noteholders to execute and deliver this Amendment (which representations shall survive such execution and delivery), the Company represents and warrants to the Noteholders that:
     (a) all of the representations and warranties contained in Section 5 of the Existing Note Purchase Agreement are correct with the same force and effect as if made by the Company on the date hereof (or, if any representation or warranty is expressly stated to have been made as of a specific date, as of such date);
     (b) Smucker LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Ohio;
     (c) this Amendment and the Guaranty Agreement of Smucker LLC have been duly authorized, executed and delivered by the Company and Smucker LLC, respectively, and this Amendment and the Guaranty Agreement of Smucker LLC each constitute a legal, valid and binding obligation, contract and agreement of the Company and Smucker LLC, respectively, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;
     (d) the Existing Note Purchase Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;
     (e) the execution, delivery and performance by each of the Company and Smucker LLC of this Amendment, and the Guaranty Agreement of Smucker LLC, respectively, (i) have been duly authorized by all requisite corporate or limited liability company, as applicable, action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency or registration, filing or declaration with, any Governmental Authority, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation, bylaws or operating agreement, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this paragraph (e);
     (f) as of the date hereof, no Default or Event of Default has occurred which is continuing;

     (g) neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person; and
     (h) neither the Company nor any Subsidiary is in violation of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 of the United States of America.
4. EFFECTIVENESS.
     The amendments set forth in this Amendment shall become effective only upon the date of the satisfaction in full of the following conditions precedent (which date shall be the “Effective Date”).
4.1. Execution and Delivery of this Amendment.
     The Company shall have delivered to each Noteholder a counterpart hereof, duly executed and delivered by the Company, Smucker LLC and the Required Holders.
4.2. Representations and Warranties.
     The representations and warranties of the Company made in Section 3 of this Amendment and of Smucker LLC in the Guaranty Agreement shall remain true and correct in all respects as of the Effective Date.
4.3. No Injunction, Etc.
     No injunction, writ, restraining order or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority.
4.4. Amendment to 1999 Note Purchase Agreements.
     The Company shall have delivered to the Noteholders a fully executed copy of that certain Fifth Amendment to Note Purchase Agreements, dated as of November 6, 2008, by and among the Company and each of the Persons signatory thereto with respect to those certain separate Note Purchase Agreements, each dated as of June 16, 1999, together with each of the other instruments and agreements executed and/or delivered in connection therewith, each certified as true and correct by a Responsible Officer.
4.5. Amendment to 2004 Note Purchase Agreement.
     The Company shall have delivered to the Noteholders a fully executed copy of that certain Third Amendment to Note Purchase Agreement, dated as of November 6, 2008, by and among the Company and each of the Persons signatory thereto with respect to that certain Note Purchase Agreement, dated as of May 27, 2004, together with each of the other instruments and agreements executed and/or delivered in connection therewith, each certified as true and correct by a Responsible Officer.
4.6. Amendment to 2007 Note Purchase Agreement.
     The Company shall have delivered to the Noteholders a fully executed copy of that certain Second Amendment to Note Purchase Agreement, dated as of November 6, 2008, by and among the Company and each of the Persons signatory thereto with respect to that certain Note Purchase Agreement, dated as of May 31, 2007, together with each of the other instruments and agreements executed and/or delivered in connection therewith, each certified as true and correct by a Responsible Officer.
4.7. Amendment to 2008 Note Purchase Agreement.
     The Company shall have delivered to the Noteholders a fully executed copy of that certain First Amendment to Note Purchase Agreement, dated as of November 6, 2008, by and among the Company and each of the Persons signatory thereto with respect to that certain Note Purchase Agreement, dated as of October 23, 2008, together with each of the other instruments and agreements executed and/or delivered in connection therewith, each certified as true and correct by a Responsible Officer.
4.8. Guaranty of The Folgers Coffee Company.
     The Folgers Coffee Company shall have executed and delivered to the Noteholders a guaranty agreement in the form attached as Exhibit A hereto.
4.9. Payment of Special Counsel Fees.
     The Company shall have paid on or before the Effective Date the reasonable fees, charges and disbursements of Bingham McCutchen LLP, the Noteholders’ special counsel, to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Effective Date.
5. EXPENSES.
     Whether or not this Amendment shall become effective, the Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Amendment, including, but not limited to, the reasonable fees of the Noteholders’ special counsel, Bingham McCutchen LLP, incurred in connection with the preparation, negotiations and delivery of this Amendment and any other documents related thereto. In addition, the Company will pay all such fees, expenses and costs set forth in any subsequent statement within 30 days of its receipt thereof. Nothing in this Section 5 shall limit the Company’s obligations pursuant to Section 15.1 of the Existing Note Purchase Agreement.

6. MISCELLANEOUS.
     6.1. This Amendment constitutes a contract between the Company and the Noteholders for the uses and purposes hereinabove set forth, and may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed signature page by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment.
     6.2. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all the promises and agreements contained in this Amendment by or on behalf of the Company and the Noteholders shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.
     6.3. This Amendment constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.
     6.4. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.
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     IN WITNESS WHEREOF, the parties hereto have caused the execution of this Amendment by duly authorized officers of each as of the date hereof.

THE J. M. SMUCKER COMPANY

By: Name:	/s/ Mark R. Belgya Mark R. Belgya
Title:	Vice President, CFO and Treasurer
Accepted and Agreed to:
METLIFE INSURANCE COMPANY OF CONNECTICUT

By: Name:	/s/ Judith A. Gulotta Judith A. Gulotta
Title:	Managing Director

MODERN WOODMEN OF AMERICA

By: Name:	/s/ Douglas A. Pannier Douglas A. Pannier
Title:	Portfolio Manager — Private Placements

GUARANTOR ACKNOWLEDGEMENT
     The undersigned hereby acknowledges and agrees to the terms of the Fifth Amendment to Note Purchase Agreements, dated as of November 6, 2008 (the “Fifth Amendment”), amending those certain separate Note Purchase Agreements, each dated as of August 23, 2000, as amended by that certain First Amendment to Note Purchase Agreements dated as of November 30, 2001, that certain Second Amendment to Note Purchase Agreements dated as of May 27, 2004, that certain Third Amendment to Note Purchase Agreements dated as of May 31, 2007 and that certain Fourth Amendment to Note Purchase Agreements dated as of October 23, 2008 (as amended, the “Note Purchase Agreement”), among The J.M. Smucker Company, an Ohio corporation, and the holders of Notes party thereto. The undersigned hereby confirms that the Guaranty Agreement to which the undersigned is a party remains in full force and effect after giving effect to the Fifth Amendment and continues to be the valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles.
          Capitalized terms used herein but not defined are used as defined in the Note Purchase Agreement.
          Dated as of November 6, 2008

J.M. SMUCKER LLC

By:
Name:
Title:

Exhibit A
Form of The Folgers Coffee Company Guaranty Agreement
[omitted]